Exhibit 10.2

SECOND AMENDMENT TO EXPORT-IMPORT BANK
LOAN AND SECURITY AGREEMENT

THIS SECOND AMENDMENT TO EXPORT-IMPORT BANK LOAN AND SECURITY AGREEMENT (this “Agreement”) is entered into as of July 24, 2009, by and between SILICON VALLEY BANK (“Bank”) and POKERTEK, INC., a North Carolina corporation (“Borrower”), with its principal place of business at 1150 Crews Road, Suite F, Matthews, North Carolina 28105 (the “Borrower”).

Recitals

A. Bank and Borrower have entered into that certain Export-Import Bank Loan and Security Agreement dated as of July 25, 2008 (as the same has and may continue to be from time to time further amended, modified, supplemented or restated, the “Exim Loan Agreement”).

B. Bank has extended credit to Borrower for the purposes permitted in the Exim Loan Agreement.

C. Borrower has requested that Bank (i) extend the Maturity Date, (ii) reduce the Facility Amount, and (iii) amend certain other provisions of the Loan Agreement.

D. Although Bank is under no obligation to do so, Bank is willing to amend certain provisions of the Loan Agreement, all on the terms and conditions set forth in this Agreement, so long as Borrower complies with the terms, covenants and conditions set forth in this Agreement in a timely manner.

Agreement

Now, Therefore, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1. Definitions.  Capitalized terms used but not defined in this Agreement, including its preamble and recitals, shall have the meanings given to them in the Exim Loan Agreement.

2. Amendments to Exim Loan Agreement.

2.1 Section 2.1.1 (Financing of Accounts).  Section 2.1.1 of the Loan Agreement is hereby amended by adding clauses (g) immediately after clause (f) of Section 2.1.1 of the Loan Agreement as follows:

(g) Maximum Advances.  The aggregate face amount of all Financed Receivables outstanding at any time may not exceed the Exim Committed Line.  The aggregate amount of all Advances outstanding at any time to finance Exim Eligible Foreign Inventory may not exceed the Exim Inventory Facility Amount.  The sum of the aggregate amount of all Advances and Domestic Advances outstanding at any time may not exceed the Exim Facility Limit.

2.2 Section 13 (Definitions).

(a) The following terms and their respective definitions as set forth in Section 13.1 of the Loan Agreement are hereby deleted in their entirety and replaced in alphabetical order with the following:

“Exim Committed Line” is an Advance or Advances of up to One Million Five Hundred Fifty-Five Thousand Five Hundred Dollars ($1,555,500).

“Exim Maturity Date” is July 23, 2010.

(b) The following terms and their respective definitions are hereby added in alphabetical order to Section 13.1 of the Loan Agreement:

“Exim Facility Limit” is Two Million Five Hundred Thousand Dollars ($2,500,000).

“Exim Inventory Facility Amount” is Seven Hundred Fifty Thousand Dollars ($750,000).

“Domestic Advances” means an advance under the Domestic Loan Agreement.

3. Limitation of Amendments.

3.1 The amendments set forth in Section 2 above are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.

3.2 This Agreement shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

4. Representations and Warranties.  To induce Bank to enter into this Agreement, Borrower hereby represents and warrants to Bank as follows:

4.1 Immediately after giving effect to this Agreement (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

4.2 Borrower has the power and authority to execute and deliver this Agreement and to perform its obligations under the Exim Loan Agreement, as amended by this Agreement;

4.3 The organizational documents of Borrower delivered to Bank on the Effective Date remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

4.4 The execution and delivery by Borrower of this Agreement and the performance by Borrower of its obligations under the Exim Loan Agreement, as amended by this Agreement, have been duly authorized;

4.5 The execution and delivery by Borrower of this Agreement and the performance by Borrower of its obligations under the Exim Loan Agreement, as amended by this Agreement, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

4.6 The execution and delivery by Borrower of this Agreement and the performance by Borrower of its obligations under the Exim Loan Agreement, as amended by this Agreement, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on Borrower, except as already has been obtained or made; and

4.7 This Agreement has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

5. Counterparts.  This Agreement may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

6. Effectiveness.  This Agreement shall be deemed effective upon (a) the due execution and delivery to Bank of this Agreement by each party hereto, (b) the due execution and delivery to Bank of that certain Second Amendment to Loan and Security Agreement, dated as of the date hereof, by each party hereto, (c) the due execution and delivery to Bank of that certain Export-Import Bank Borrower Agreement, dated as of the date hereof, by each party hereto, (d) Borrower’s payment of an amendment and extension fee to Exim Bank in an amount equal to Three Thousand Two Hundred Twenty-Five Dollars ($3,225) (inclusive of the One Hundred Dollar ($100) Exim Bank application fee), (e) Borrower’s payment of an amendment and extension fee to Bank in an amount equal to Twelve Thousand Five Hundred Twenty-Five Dollars ($12,525), and (f) payment of Bank’s legal fees and expenses in connection with the negotiation and preparation of this Agreement.

[Signature Page Follows.]

In Witness Whereof, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first written above.

BANK

SILICON VALLEY BANK
By: Name: Title:

BORROWER

POKERTEK, INC. By: Name: Title:

[Signature Page to Second Amendment to Export-Import Bank Loan and Security Agreement]